CONSENT OF MILLE AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS


                                                           EXHIBIT 23.2.2

MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
4350 Wadsworth Blvd., Suite 300
Wheat Ridge, CO 80033                                TELEPHONE (303) 424-2020
                                                     FACSIMILE (720) 294-9753
                                                 E-MAIL: rmccollom@attglobal.net


We hereby consent to the use incorporated by reference in Amendment No. 3 to the Registration Statement on Form S-3 filed on August 6, 2001 of our report dated September 28, 2000, relating to the consolidated financial statements of Innovative Medical Services and consolidated subsidiaries including in the annual report Form 10-KSB for the fiscal year ended July 31, 2000 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.


/s/MILLER AND McCOLLOM
----------------------
   Miller and McCollom


September 6, 2001